Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22277) of NAL Financial Group Inc. of our report dated February 24, 1997, except as to Note 17, which is as of March 26, 1997, appearing on page F-1 of this Form 10-KSB.



PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
March 31, 1997